UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.20	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2025, William J. Kitsch, IV, Senior Executive Vice President, Chief Revenue Officer of ENB Financial Corp’s (the “Corporation”) wholly-owned subsidiary, Ephrata National Bank (the “Bank”), and the Corporation and the Bank mutually agreed upon Mr. Kitsch’s separation of employment effective August 30, 2025. In connection with his separation, Mr. Kitsch entered into a severance agreement, dated August 26, 2025 (the “Severance Agreement”), which confirms his separation benefits and post-termination obligations. Pursuant to the Severance Agreement, Mr. Kitsch will receive one year of his annual base salary of $295,658 less any applicable deductions and withholdings paid over a period of one year, and health and welfare benefits for one year or until he secures comparable coverage. The Severance Agreement also includes a release of claims in favor of the Corporation and Bank and customary confidentiality, non-solicitation and non-disparagement provisions.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified by reference to the full text of the Severance Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and General Release among ENB Financial Corporation, Ephrata National Bank and William J. Kitsch dated August 26, 2025

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: August 29, 2025	/s/ Rachel G. Bitner
Rachel G. Bitner
Executive Vice President/Chief Financial Officer and Treasurer
(Principal Financial Officer)

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